UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ZW DATA ACTION TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ZW DATA ACTION TECHNOLOGIES INC.

10th Floor, Tower A, No. 68 First Helong Road

Baiyun District, Guangzhou City,

Guangdong Province, PRC 510440

SUPPLEMENT DATED NOVEMBER 21, 2024

TO PROXY STATEMENT DATED OCTOBER 22, 2024

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 13, 2024

On October 22, 2024, ZW Data Action Technologies Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission for the Company’s Annual Meeting of Stockholders scheduled for December 13, 2024 (the “Annual Meeting”). The Company is filing this supplement to its Proxy Statement solely to correct an inadvertent error in the number of shares of common stock outstanding as of the close of business on October 10, 2024, the record date for the Annual Meeting (the “Record Date”), as previously disclosed in the Proxy Statement.

The number of shares of the Company’s common stock outstanding on the Record Date reported in the Proxy Statement inadvertently included 375,000 shares of common stock that had previously been cancelled, and excluded 124,992 shares of common stock that had previously been issued.

The correct number of shares outstanding on the Record Date is 1,926,205, all of which are entitled to vote at the Annual Meeting. Accordingly, the references to 2,176,213 shares of common stock on pages 4 and 7 of the Proxy Statement are hereby replaced with 1,926,205 shares of common stock.

The correction of the number of shares outstanding at the close of business on the Record Date had no effect on the beneficial ownership percentages as reported in the Proxy Statement in the table under the heading “Security Ownership of Certain Beneficial Owners and Management,” except as follows: (i) all directors and current executive officers as a group held 16.04% of the outstanding common stock as of the Record Date; (ii) Handong Cheng held 14.37% of the outstanding common stock as of the Record Date; (iii) Chang Qiu held 1.17% of the outstanding common stock as of the Record Date; (iv) Rising King Investments Limited held 7.64% of the outstanding common stock as of the Record Date, (v) Zhige Zhang held 7.70% of the outstanding common stock as of the Record Date; and (vi) Xuanfu Liu held 7.77% of the outstanding common stock as of the Record Date.

This supplement does not modify, change, amend, supplement or otherwise affect any of the other disclosures contained in the Proxy Statement.